UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
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Harvard Bioscience, Inc.

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HARVARD BIOSCIENCE, INC.
84 October Hill Road
Holliston, Massachusetts 01746-1371

April 10, 2014

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Harvard Bioscience, Inc. (the “Annual Meeting”) to be held on Thursday, May 22, 2014 at 11:00 a.m. EDT at the offices of Burns & Levinson LLP, 125 Summer Street, Boston, Massachusetts 02110. At the meeting, we will be voting on the matters described in this Proxy Statement.

We are using the Internet as our primary means of furnishing the proxy materials to our shareholders. This process expedites the delivery of proxy materials, materials remain easily accessible to shareholders, and shareholders receive clear instructions for receiving materials and voting.

We are mailing the Notice of Internet Availability of Proxy Materials to shareholders on or about April 10, 2014. The Proxy Statement and 2013 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the year ended December 31, 2013, are available at www.proxyvote.com.

 The Notice of Internet Availability of Proxy Materials contains instructions for our shareholders’ use of this process, including how to access our Proxy Statement and 2013 Annual Report and how to vote, including online or mail. To the extent you receive a proxy card, such proxy card will also contain instructions on how you may also vote by telephone. In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how you may (i) receive a paper copy of the Proxy Statement and 2013 Annual Report, if you received only a Notice of Internet Availability of Proxy Materials this year, or (ii) elect to receive your Proxy Statement and Annual Report only over the Internet, if you received them by mail this year.

If you are unable to attend the meeting, it is still important that your shares be represented and voted. Therefore, regardless of the number of shares you own, PLEASE VOTE THROUGH THE INTERNET, BY TELEPHONE OR BY MAIL. Any shareholder who attends the meeting may vote in person, even if he or she has voted through the Internet, by telephone or by mail.

 The Board of Directors has fixed the close of business on March 28, 2014 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE ONLINE, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND PROMPTLY RETURNING YOUR PROXY CARD OR VOTING INSTRUCTIONS CARD IN THE POSTAGE-PAID ENVELOPE (WHICH WILL BE PROVIDED TO THOSE STOCKHOLDERS WHO REQUEST TO RECEIVE PAPER COPIES OF THESE MATERIALS BY MAIL) BEFORE THE ANNUAL MEETING SO THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. INSTRUCTIONS REGARDING THE METHODS OF VOTING ARE CONTAINED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS.

Sincerely,

Jeffrey A. Duchemin President and Chief Executive Officer

HARVARD BIOSCIENCE, INC.
84 October Hill Road
Holliston, Massachusetts 01746-1371
(508) 893-8999

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, May 22, 2014

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Harvard Bioscience, Inc. (the “Company”) will be held on Thursday, May 22, 2014, at 11:00 a.m. EDT at the offices of Burns & Levinson LLP, 125 Summer Street, Boston, Massachusetts 02110 for the following purposes:

1.
The election of two Class II Directors, nominated by the Board of Directors, for three-year terms, such terms to continue until the annual meeting of stockholders in 2017 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal;

2.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	Approval, by a non-binding advisory vote, of the compensation of our named executive officers; and

4.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 28, 2014 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Each of the items of business listed above is more fully described in the proxy statement that accompanies this notice.

In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

The Board of Directors of Harvard Bioscience, Inc. recommends that you vote “FOR” the election of the nominees of the Board of Directors as Directors of Harvard Bioscience, Inc., “FOR” the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm and “FOR” the proposal to approve, by a non-binding advisory vote, of the compensation of our named executive officers.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Thursday, May 22, 2014: The Proxy Statement and 2013 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the year ended December 31, 2013, are available at www.proxyvote.com. The Annual Report, however, is not part of the proxy solicitation material.

By Order of the Board of Directors,

Jeffrey A. Duchemin Secretary, President and Chief Executive Officer

Holliston, Massachusetts
April 10, 2014

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE ONLINE, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND PROMPTLY RETURNING YOUR PROXY CARD OR VOTING INSTRUCTIONS CARD IN THE POSTAGE-PAID ENVELOPE (WHICH WILL BE PROVIDED TO THOSE STOCKHOLDERS WHO REQUEST TO RECEIVE PAPER COPIES OF THESE MATERIALS BY MAIL) BEFORE THE ANNUAL MEETING SO THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

Harvard Bioscience, Inc.
Notice of 2014 Annual Meeting of Stockholders,
Proxy Statement and Other Information

HARVARD BIOSCIENCE, INC.
84 October Hill Road
Holliston, Massachusetts 01746-1371
(508) 893-8999

PROXY STATEMENT

Annual Meeting of Stockholders to Be Held on Thursday, May 22, 2014

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Harvard Bioscience, Inc. (the “Company” or “we”) for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 22, 2014 at 11:00 a.m. EDT at the offices of Burns & Levinson LLP, 125 Summer Street, Boston, Massachusetts 02110, and any adjournments or postponements thereof. You may obtain directions to the Annual Meeting at www.proxyvote.com. At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon:

1.
Election of two Class II Directors, nominated by the Board of Directors, for three-year terms, such terms to continue until the annual meeting of stockholders in 2017 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal;

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014;

3.	Approval, by a non-binding advisory vote, of the compensation of our named executive officers; and

4.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Under rules and regulations that the Securities and Exchange Commission, or SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record or beneficial owner of our common stock, we are now furnishing proxy materials, which include our Proxy Statement and Annual Report, to our shareholders over the Internet and providing a Notice of Internet Availability of Proxy Materials by mail. The Notice of Internet Availability of Proxy Materials is first being mailed to stockholders of the Company on or about April 10, 2014, in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on March 28, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only holders of Common Stock, par value $.01 per share, of the Company (the “Common Stock”) of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 31,948,830 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 185 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter properly submitted at the Annual Meeting.

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or their nominees who do not return a signed and dated proxy, properly deliver proxies via the Internet or telephone, or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Consistent with applicable law, we intend to count abstentions and broker non-votes only for the purpose of determining the presence or absence of a quorum for the transaction of business. A broker “non-vote” refers to shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter. Applicable rules no longer permit brokers to vote in the election of Directors if the broker has not received instructions from the beneficial owner. Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote their shares.

With respect to the election of two Class II Directors in Proposal 1, such Directors are elected by a plurality of the votes cast if a quorum is present. Votes may be cast for or withheld from each Director. In a plurality election, votes may only be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. This means that the two persons receiving the highest number of “FOR” votes will be elected as Directors.

Approval of Proposal Nos. 2 and 3, regarding the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 and advisory vote on the compensation of our named executive officers respectively, requires the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy.

Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of Directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger percentage of votes, and no impact on the proposal for approval of each other matter expected to be voted on at the Annual Meeting.

The corporate actions described in this Proxy Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Instead, the Notice of Internet Availability of Proxy Materials will instruct you how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you how you may submit your proxy via the Internet or mail. To the extent you receive a proxy card, such proxy card will also contain instructions on how you may also vote by telephone. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

We encourage you to vote either online, by telephone or by completing, signing, dating and returning a proxy card or if you hold your shares through a brokerage firm, bank or other financial institution, by completing and returning a voting instruction form. This ensures that your shares will be voted at the Annual Meeting and reduces the likelihood that we will be forced to incur additional expenses soliciting proxies for the Annual Meeting.

Voting over the Internet, by telephone or mailing a proxy card will not limit your right to vote in person or to attend the Annual Meeting. Any record holder as of the Record Date may attend the Annual Meeting in person and may revoke a previously provided proxy at any time by: (i) executing and delivering a later-dated proxy to the corporate secretary at Harvard Bioscience, Inc., 84 October Hill Road, Holliston, Massachusetts 01746-1371; (ii) delivering a written revocation to the corporate secretary at the address above before the meeting; or (iii) voting in person at the Annual Meeting.

Beneficial holders who wish to change or revoke their voting instructions should contact their brokerage firm, bank or other financial institution for information on how to do so. Beneficial holders who wish to attend the Annual Meeting and vote in person should contact their brokerage firm, bank or other financial institution holding shares of Common Stock on their behalf in order to obtain a “legal proxy”, which will allow them to vote in person at the meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Our Board of Directors recommends an affirmative vote on all proposals specified in the notice for the Annual Meeting. Proxies will be voted as specified. If your proxy is properly submitted, it will be voted in the manner you direct. If you do not specify instructions with respect to any particular matter to be acted upon at the meeting, proxies will be voted in favor of the Board of Directors’ recommendations.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Thursday, May 22, 2014: The Proxy Statement and 2013 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the year ended December 31, 2013, are available at www.proxyvote.com. The Annual Report, however, is not part of the proxy solicitation material.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of seven members and is divided into three classes of Directors, with two Directors in Class I, two Directors in Class II and three Directors in Class III. Directors serve for three-year terms with one class of Directors being elected by our stockholders at each annual meeting to succeed the Directors of the same class whose terms are then expiring.

At the Annual Meeting, two Class II Directors, nominated by the Board of Directors, will stand for re-election to serve until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal.

At the recommendation of the Governance Committee, the Board of Directors has nominated David Green and John F. Kennedy for election as the Class II Directors of the Company. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy “FOR” the election of Mr. David Green and Mr. John F. Kennedy. The nominees have agreed to stand for re-election and, if re-elected, to serve as Directors. However, if any person nominated by the Board of Directors is unable to serve or will not serve, the proxies will be voted for the election of such other person or persons as the Governance Committee and the Board of Directors may recommend.

Vote Required

The affirmative vote of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for the election of each nominee as a Class II Director of the Company.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOLLOWING NOMINEES OF THE BOARD OF DIRECTORS: DAVID GREEN AND JOHN F. KENNEDY. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

INFORMATION REGARDING DIRECTORS

Set forth below is certain information regarding the Directors of the Company, including the Class II Directors who have been nominated for election at the Annual Meeting, based on information furnished to the Company by each Director. The biographical description below for each Director includes his age, all positions he holds with Harvard Bioscience, his principal occupation and business experience over at least the past five years, and the names of other publicly-held companies for which he currently serves as a Director or has served as a Director during at least the past five years. The biographical description below for each Director also includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board of Directors that such person should serve as a Director of Harvard Bioscience. In addition to such specific information, we also believe that all of our Directors have a reputation for integrity, honesty and adherence to high ethical standards. Further, they have each demonstrated business acumen and an ability to exercise sound judgment as well as a commitment of service to Harvard Bioscience and our Board.

The Board of Directors has determined that all of the Director nominees and incumbent Directors listed below are “independent” as such term is currently defined by applicable NASDAQ rules, except for Mr. Duchemin, who is also an executive officer of the Company, and Mr. Green, who is the Company’s former President and interim CEO. In making its independence determination of Mr. Green, the Board of Directors considered the fact that Mr. Green serves as a director and executive officer of Harvard Apparatus Regenerative Technology, Inc. (“HART”) which was spun-off from the Company on November 1, 2013. Our Director John F. Kennedy is also currently a Director of HART.

The following information is current as of March 17, 2014, based on information furnished to the Company by each Director:

Directors of Harvard Bioscience, Inc.

Name	Age	Position with the Company	Director Since
Class I Directors—Term expires 2016
Robert Dishman (2)(3)	69	Director	2000
Neal J. Harte (1)(3)	70	Director	2004

Class II Directors—Term expires 2014; Nominated to Serve a Term Expiring 2017
David Green*	49	Director	1996
John F. Kennedy* (1)(2)	65	Director	2000

Class III Directors—Term expires 2015
Jeffrey A. Duchemin	48	Chief Executive Officer and Director	2013
Earl R. Lewis (2)(3)	70	Chairman	2000
George Uveges (1)	66	Director	2006

*	Nominees for election.
(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Governance Committee

Incumbent Class I Directors—Term Expires 2016

Robert Dishman has served as a Director of the Company since October 2000 and currently serves as Chairman of the Compensation Committee and is a member of the Governance Committee. To date, Dr. Dishman has founded or been key in the start-up and development of seven different businesses in the field of biological research, development and manufacture. Of these, three achieved successful IPOs, three were profitably sold and the most recent is still private. Most recently, he served as a founder and Manager of BioFlash Partners LLC, recently sold to Repligen Corporation, and CEO and Chairman of Tarpon Biosystems Inc., until his retirement in January 2014 while maintain his position on the Board of Directors, which is a private company focused on new products designed to significantly reduce the cost of manufacturing biopharmaceuticals. Dr. Dishman has also served as the Chief Executive Officer and President of Molecular Recognition, Inc., a private investment company, since 2002. From 2000 to 2002, Dr. Dishman had served as a Founder, Chief Executive Officer and Director of Serenex, Inc., an integrated oncology-focused drug discovery and development company, since sold to Pfizer Inc. From 1994 to 2000, Dr. Dishman served in various executive positions with Dyax Corp (formerly Biotage, Inc.), a biological research and drug discovery company, through a successful IPO, including Executive Vice President and Director of Dyax Corp and President of Dyax Separations Division, a manufacturer of chemical separations products. Prior to this, Dr. Dishman was EVP and COO of Sepracor and held senior management positions at Millipore, Waters and GE Ionics. Dr. Dishman served as a Board member of BioSystems Development, Inc., until its sale to Agilent, and Tarpon Biosystems, Inc.  Dr. Dishman holds a Ph.D. in analytical chemistry from the University of Massachusetts Amherst. We believe Dr. Dishman’s qualifications to sit on our Board of Directors include his executive experience, his expertise in the biotechnology industry, and the knowledge and understanding of our Company that he has acquired over thirteen years of service on our Board.

Neal J. Harte has served as a Director of the Company since February 2004 and is a member of the Audit Committee and the Governance Committee. Since 2003, Mr. Harte has served as the President of the TACS Group, a consulting firm. From 2002 to 2003, Mr. Harte served as the Executive Vice President and Vice Chairman of Caturano & Company. From 1974 to 2002, Mr. Harte served as the President of Harte, Carucci & Driscoll, P.C., a CPA firm. Mr. Harte serves on the Board of Trustees of Winchester Savings Bank. Mr. Harte is a member of the American Institute of Certified Public Accountants and served as a Council at Large. Mr. Harte served as President of the Massachusetts Society of Certified Public Accountants in 1991. Mr. Harte holds a B.S. degree in accounting from Boston College and holds a M.S. in taxation from Bentley University. We believe Mr. Harte’s qualifications to sit on our Board of Directors include his years of experience providing consulting services and his nearly four decades of accounting and financial management expertise.

Nominees for Election as Class II Directors—Nominated to Serve a Term Expiring in 2017

David Green serves as Chief Executive Officer of HART. Mr. Green served as President and a member of the Board of Directors of the Company from March 1996 until the spin-off of HART on November 1, 2013, and has remained a Director of the Company since the spin-off. Prior to joining the Company, Mr. Green was a strategy consultant with Monitor Company, a strategy consulting company, in Cambridge, Massachusetts and Johannesburg, South Africa from June 1991 until September 1995 and a brand manager for household products with Unilever PLC, a packaged consumer goods company, in London from September 1985 to February 1989. Mr. Green currently is on the advisory board of the Harvard Business School Healthcare Initiative. Mr. Green graduated from Oxford University with a B.A. Honors degree in physics and holds a M.B.A. degree with distinction from Harvard Business School.We believe Mr. Green’s qualifications to sit on our Board of Directors include his years of experience providing strategic consulting services and his executive leadership experience and knowledge and understanding of our Company from serving as our President for seventeen years.

John F. Kennedy has served as a Director of the Company since October 2000 and is a member of the Audit Committee and the Compensation Committee. From June 2006 until his retirement in October 2008, Mr. Kennedy served as President and Chief Financial Officer of Nova Ventures Corporation, the management company providing executive management services to the operating companies of Nova Holdings LLC, Nova Analytics Corporation and Nova Technologies Corporation. From July 2002 to June 2006, Mr. Kennedy served as the President and Chief Financial Officer of Nova Analytics Corporation, a worldwide supplier and integrator of analytical instruments. From August 1999 to April 2002, Mr. Kennedy served as the Senior Vice President, Finance, Chief Financial Officer and Treasurer of RSA Security Inc., an e-business security company. Prior to joining RSA Security, Mr. Kennedy was Chief Financial Officer of Decalog, NV, a developer of enterprise investment management software, from 1998 to 1999. From 1993 to 1998, Mr. Kennedy served as Vice President of Finance, Chief Financial Officer and Treasurer of Natural MicroSystems Corporation, a telecommunications company. Mr. Kennedy, a former CPA, also practiced as a public accountant at KPMG for 6 years. Mr. Kennedy serves on the Board of Directors of Datacom Systems, Inc. and HART. Mr. Kennedy holds an M.S.B.A. in accounting from the University of Massachusetts Amherst. We believe Mr. Kennedy’s qualifications to sit on our Board of Directors include his executive leadership experience, his significant operating, accounting and financial management expertise and the knowledge and understanding of our Company that he has acquired over thirteen years of service on our Board.

Incumbent Class III Directors—Term Expires 2015

Jeffrey A. Duchemin was appointed Chief Executive Officer on August 26, 2013. Mr. Duchemin assumed the additional roles of President on November 1, 2013 and Director on October 29, 2013.  Prior to joining Harvard Bioscience, Mr. Duchemin spent 16 years with Becton Dickinson ("BD") in progressive sales, marketing and executive leadership positions across BD's three business segments; BD Medical Systems, BD Diagnostic Systems, and BD Biosciences. In October 2012, BD Biosciences Discovery Labware was acquired by Corning Life Sciences. Mr. Duchemin was a Global Business Director for Corning Life Sciences until his recent departure to Harvard Bioscience. Mr. Duchemin is a transformational leader with demonstrated business results. The depth of his experience spans across a broad range of life science research and medical device products resulting in growth on a global basis. Mr. Duchemin earned an M.B.A. from Southern New Hampshire University and a B.S. in accounting from the University of Massachusetts Dartmouth. We believe Mr. Duchemin’s qualifications to sit on our Board of Directors include his executive leadership experience and global experience in the life science industry in a variety of executive positions.

Earl R. Lewis has served as a Director of the Company since October 2000, Lead Director from November 2008 to July 2013 and Chairman since July 2013. Mr. Lewis currently serves as Chairman of the Governance Committee and is a member of the Compensation Committee. Mr. Lewis served as the Chairman, Chief Executive Officer and President of FLIR Systems, Inc., a designer, manufacturer and marketer of thermal imaging and infrared camera systems from November 2000 until his retirement as Chief Executive Officer and President in May 2013. Mr. Lewis continues to serve as the Company’s Chairman.  Mr. Lewis previously served in various capacities with Thermo Instrument Systems, Inc. (now merged into Thermo Fisher Corporation, a developer, manufacturer and marketer of measuring and controlling devices) beginning in 1986 and was named President in 1997 and Chief Executive Officer in 1998. Thermo Fisher Corporation develops, manufactures and markets measuring and controlling devices. Mr. Lewis formerly was Chairman of Thermo BioAnalysis Corporation, Thermo Vision Corporation, Thermo Optek Corporation, ThermoQuest Corporation, each of which is a developer of laboratory analytical instruments, and ONIX Systems, Inc., a developer of measuring and controlling devices. Mr. Lewis currently serves on the Board of Directors of NxStage Medical Inc. and FLIR Systems, Inc. Mr. Lewis also serves on the Board of Trustees of Clarkson University and New Hampton School. Mr. Lewis holds a B.S. from Clarkson College of Technology and has attended post-graduate programs at the University of Buffalo, Northeastern University and Harvard University. Mr. Lewis has a Professional Director Certification, earned through an extended series of director education programs sponsored by the Corporate Directors Group, an accredited organization of RiskMetrics ISS. We believe Mr. Lewis’s qualifications to sit on our Board of Directors include his experience in the laboratory products and analytical instruments industry, his executive leadership experience from serving as Chairman, Chief Executive Officer and President of FLIR Systems, Inc. and his knowledge and understanding of our Company that he has acquired over thirteen years of service on our Board.

George Uveges has served as a Director of the Company since March 2006 and is Chairman of the Audit Committee. Mr. Uveges is the founder and principal of the Tallwood Group, an angel-investing firm that provides financial and management advisory services in addition to investment capital. From 2001 to 2004, Mr. Uveges served as the President and Chief Executive Officer of TranXenoGen, Inc., a development stage biotechnology company that was listed on the Alternative Investment Market of the London Stock Exchange during that period. He was also a Director of that company from 2001 to 2005. Mr. Uveges was, from 2000 to 2001, the Chief Operating Officer of BioSource International, Inc., a publicly held company engaged in developing a broad-based offering of life science tools. Mr. Uveges also practiced as a public accountant at Ernst & Young for thirteen years. Mr. Uveges served as a Director from 2005 to 2011 and Chairman of the Board of Directors of Microfluidics International Corporation from 2010 to 2011. Mr. Uveges, a CPA, is a member of the American Institute of Certified Public Accountants, Financial Executives International and the National Association of Corporate Directors. Mr. Uveges holds a B.B.A. from Cleveland State University and an M.B.A. from Baldwin Wallace College. We believe Mr. Uveges’ qualifications to sit on our Board of Directors include his operating, accounting and financial management expertise and approximately eighteen years of experience in the life science industry in a variety of senior executive positions.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

During the year ended December 31, 2013, our Board of Directors held sixteen meetings. Each of the Directors attended at least 90% of the total number of meetings of the Board of Directors and of the committees of which he was a member. The Board of Directors encourages Directors to attend in person the Annual Meeting of Stockholders of the Company, or Special Meeting in lieu thereof, or, if unable to attend in person, to participate by other means, if practicable. In recognition of this policy, the Board of Directors typically schedules a regular meeting of the Board of Directors to be held on the date of, and immediately following, the Annual Meeting of Stockholders. All of the Directors in office at the time attended, in person or by telephone, the 2013 Annual Meeting of Stockholders held on May 23, 2013.

The non-employee Directors meet regularly in executive sessions outside the presence of management. Following the retirement of Mr. Graziano, our former Chairman and Chief Executive Officer, the Board of Directors appointed Mr. Lewis as the Chairman of the Board in July 2013.  Among other things, the Chairman provides feedback to the Chief Executive Officer on executive sessions and facilitates discussion among the independent directors outside of meetings of the Board of Directors. The Chief Executive Officer is responsible for the day-to-day management of our company and the development and implementation of our company’s strategy.  Our Board of Directors currently believes that separating the roles of Chief Executive Officer and Chairman contributes to an efficient and effective board.  Our Board of Directors does not have a current requirement that the roles of Chief Executive Officer and Chairman of the Board be either combined or separated, because the Board currently believes it is in the best interests of our company to make this determination based on the position and direction of our company and the constitution of the Board and management team. From time to time, the Board will evaluate whether the roles of Chief Executive Officer and Chairman of the Board should be combined or separated. The Board has determined that having separate roles of our company’s Chief Executive Officer and Chairman is in the best interest of our stockholders at this time.

The Board of Directors has established an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”) and a Governance Committee (the “Governance Committee”).

Audit Committee

The Audit Committee currently consists of Messrs. Harte, Kennedy and Uveges. Mr. Uveges serves as the Chairman. The Audit Committee is comprised entirely of independent Directors and it operates under a Board approved charter that sets forth its duties and responsibilities. The Audit Committee met nine times during 2013.

Under its charter, the Audit Committee is responsible for:

•	reviewing with the independent registered public accounting firm and management the adequacy and effectiveness of internal controls over financial reporting;

•
reviewing and consulting with management and the independent registered public accounting firm on matters related to the annual audit, the published financial statements, earnings releases and the accounting principles applied;

•	appointing, retaining and evaluating the Company’s independent auditors; and

•	the compensation, retention and oversight of the Company’s independent auditors and the evaluation of the independent auditors’ qualifications, performance and independence.

The Audit Committee is responsible for reviewing and discussing with management our policies with respect to risk assessment and risk management. The Board and the Audit Committee discuss matters relating to risks that arise or may arise.

The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent auditors. The Audit Committee has also established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company. The Board of Directors and the Audit Committee adopted an Amended and Restated Code of Business Conduct and Ethics on March 9, 2013, a current copy of which is available on the Corporate Governance page in the Investor Relations section of our website at www.harvardbioscience.com.

The Board of Directors has determined that Messrs. Harte, Kennedy and Uveges are “independent” as such term is currently defined by NASDAQ rules, meet the criteria for independence set forth under the rules of the Securities and Exchange Commission, and are able to read and understand fundamental financial statements. The Board of Directors has also determined that each of Messrs. Harte, Kennedy and Uveges qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission.

The Audit Committee Charter is available on the Corporate Governance page in the Investor Relations section of our website at www.harvardbioscience.com. Please note that the information contained on the Company website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

Compensation Committee

The Compensation Committee currently consists of Dr. Dishman, and Messrs. Kennedy and Lewis. Dr. Dishman serves as the Chairman. The Compensation Committee is comprised entirely of independent Directors and it operates under a Board approved charter that sets forth its duties and responsibilities. The Compensation Committee met two times during 2013.

The Compensation Committee adopted the Third Amended and Restated Compensation Committee Charter on March 9, 2013. The Compensation Committee determines and oversees the execution of our compensation philosophy and oversees the administration of our executive compensation programs. Its responsibilities also include overseeing Harvard Bioscience’s compensation and benefit plans and policies, retaining or terminating committee advisors, independence evaluation of compensation advisors, administering its stock plans (including reviewing and approving equity grants) and reviewing and approving annually all compensation decisions for the Company’s executive officers, including the CEO and the other executive officers named in the 2013 Summary Compensation Table. See “Executive Compensation—Compensation Discussion and Analysis” later in this Proxy Statement for information concerning the Compensation Committee’s role, processes and activities in overseeing executive compensation.

The Board of Directors has determined that Dr. Dishman, and Messrs. Kennedy and Lewis are “independent” as such term is currently defined by NASDAQ rules.

The Compensation Committee Charter is available on the Corporate Governance page in the Investor Relations section of our website at www.harvardbioscience.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

Governance Committee

The current members of the Governance Committee are Dr. Dishman, and Messrs. Harte and Lewis. Mr. Lewis is the Chairman. The Governance Committee is comprised entirely of independent Directors and it operates under a Board approved charter that sets forth its duties and responsibilities. The Governance Committee met three times during 2013.

Under the terms of its charter, the Governance Committee is responsible for identifying individuals qualified to become Board members, consistent with criteria recommended by the Governance Committee and approved by the Board of Directors, and recommending that the Board of Directors select the Director candidates for election at each annual meeting of stockholders. Its responsibilities also include recommending to the Board of Directors the criteria for membership on Board Committees. The Governance Committee is also responsible for assisting the Board of Directors with such corporate governance matters as the Board of Directors may request.

In identifying and evaluating nominees for the Board of Directors, the Governance Committee may solicit recommendations from any or all of the following sources: non-management Directors, the Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate. In addition, the Governance Committee has established a policy that it will review and consider any Director candidates who have been recommended by securityholders in compliance with certain procedures established by the Governance Committee. The procedures to be followed by securityholders in submitting such recommendations are described in the section entitled “Submission of Securityholder Recommendations for Director Candidates” included in this Proxy Statement. The Governance Committee will review and evaluate the qualifications of any such proposed Director candidate and conduct inquiries it deems appropriate.

The Governance Committee will evaluate all such proposed Director candidates, including those recommended by securityholders in compliance with the procedures established by the Governance Committee, in the same manner, with no regard to the source of the initial recommendation of such proposed Director candidate. When considering a potential candidate for membership on the Board of Directors, the Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board of Directors, all facts and circumstances that the Governance Committee deems appropriate or advisable, including, among other things, the skills of the proposed Director candidate, his or her availability, depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors. At a minimum, each candidate must have high personal and professional integrity, have demonstrated ability and judgment, and be effective, in conjunction with the other Directors and candidates, in collectively serving the long-term interests of the stockholders. In addition, the Governance Committee will recommend that the Board select candidates for nomination to help ensure that a majority of the Board shall be “independent” in accordance with NASDAQ rules and each of its Audit, Compensation and Governance Committees shall be comprised entirely of independent Directors; provided, however, in accordance with NASDAQ rules, under exceptional and limited circumstances, if a committee has at least three members, the Board may appoint one individual to such committee who does not satisfy the independence standards. Although there is no specific policy regarding the consideration of diversity in identifying Director candidates, the Governance Committee may consider whether the candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. The Governance Committee also may consider whether the candidate has direct experience in the biotechnology, pharmaceutical and/or life science research industries or in the markets in which the Company operates.

The Board of Directors has determined that Dr. Dishman, and Messrs. Harte and Lewis are “independent” as such term is currently defined by NASDAQ rules.

The Governance Committee Charter is available on the Corporate Governance page in the Investor Relations section of our website at www.harvardbioscience.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

The Board’s Role in Risk Oversight

Risks to the Company are discussed by the Board of Directors during the year. Management is responsible for the day-to-day management of risks we face, while the Board, as a whole and through its Committees, oversees risk management. The Audit Committee is responsible for reviewing and discussing with management our policies with respect to risk assessment and risk management. The Board of Directors and the Audit Committee review and discuss, including with management, risks that arise or may arise. For example, the Audit Committee discusses financial risk, including with respect to financial reporting and internal controls, with management and our independent registered public accounting firm and the steps management has taken to minimize those risks. Our Board of Directors also administers its risk oversight function through the required approval by the Board (or a Committee of the Board) of significant transactions and other material decisions.

Risk Considerations in our Compensation Programs

The Compensation Committee believes that risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on the Company.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board of Directors adopted an Amended and Restated Code of Business Conduct and Ethics on March 9, 2013, which applies to all Directors, officers and employees of the Company and its subsidiaries including the Chief Executive Officer, the Chief Financial Officer, principal accounting officer, controller and any person performing similar functions. The Amended and Restated Code of Business Conduct and Ethics is available on the Corporate Governance page in the Investor Relations section of our website at www.harvardbioscience.com. We intend to post any amendments to or waivers from this Amended and Restated Code of Business Conduct and Ethics at this location on our website. Please note, however, that the information contained on the website is not incorporated by reference in, or considered a part of, this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or any future filing with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

The undersigned members of the Audit Committee of the Board of Directors of the Company submit this report in connection with the committee’s review of the financial reports of the Company for the fiscal year ended December 31, 2013 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2013.

2.
The Audit Committee has discussed with representatives of KPMG LLP the matters required to be discussed with them by applicable requirements of Public Company Accounting Oversight Board Auditing Standard No. 16.

3.
The Audit Committee has received the written disclosures and the letter from the independent accountant required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

George Uveges, Chairman
John F. Kennedy
Neal J. Harte

DIRECTOR COMPENSATION

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, the Board of Directors and the Compensation Committee consider the significant amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board.  In the past the Compensation Committee has engaged Radford, an Aon Consulting company, to provide analysis and recommendations pertaining to our Director compensation philosophy, peer group comparisons and competitiveness of salary, bonus and long-term incentive compensation.

Directors who are also employees of the Company receive no additional compensation for service as a Director.

Each non-employee Director is entitled to receive a non-qualified stock option to purchase 30,000 shares of our Common Stock vesting annually over three years and granted on the fifth business day following his or her initial election to the Board of Directors. Each non-employee Director receives an annual retainer of $35,000 paid in four equal quarterly installments. The Chairman of the Board is entitled to receive an additional annual retainer of $35,000 paid in four equal quarterly installments. Each non-employee Director is also entitled to receive an equity award having an aggregate Black-Scholes cash value of $60,000, rounded to the nearest 100 shares, vesting fully one year from the date of grant and granted on the fifth business day following our Annual Meeting of Stockholders, with such award evidenced by a grant of a non-qualified common stock option covering half of the value of the award and deferred stock awards of restricted stock units covering the remaining half. In addition, non-employee Directors are reimbursed for their expenses incurred in connection with attending Board and Committee meetings.

Each non-employee Director member of the Audit Committee is entitled to receive an additional annual retainer of $9,000, each non-employee Director member of the Compensation Committee is entitled to receive an additional annual retainer of $6,000 and each non-employee Director member of the Governance Committee is entitled to receive an additional annual retainer of $4,000. The Committee Chairman of the Audit Committee is entitled to receive an additional annual retainer of $18,000, the Committee Chairman of the Compensation Committee is entitled to receive an additional annual retainer of $12,000 and the Committee Chairman of the Governance Committee is entitled to receive an additional annual retainer of $4,000. Retainers are paid in four equal quarterly installments.

During 2013, each non-employee Director received a one-time cash payment of $35,000, in addition to the compensation above, to compensate the Directors related to the additional duties they performed with respect to the spin-off of HART during the twelve months prior to our 2013 Annual Meeting of Stockholders, including numerous meetings to review, discuss and vote with regard to the agreements, documentation, filings and tasks in relation to such transaction.

Non-employee Directors continue to be reimbursed for their expenses incurred in connection with attending Board and committee meetings.

Director Compensation Table

The following table presents the compensation provided by us to the non-employee Directors who served during the fiscal year ended December 31, 2013.

Name (1)	Fees Earned or Paid in Cash	Option Awards (3), (4)	Restricted Stock Awards (5), (6)	Total

Robert Dishman	$92,000	$29,606	$30,002	$151,608
David Green (2)	5,833	-	-	5,833
Neal J. Harte	83,000	29,606	30,002	142,608
John F. Kennedy	85,000	29,606	30,002	144,608
Earl R. Lewis	119,000	29,606	30,002	178,608
George Uveges	97,000	29,606	30,002	156,608

(1)
Jeffrey A. Duchemin, the Company’s Chief Executive Officer is not included in this table as he is an employee of the Company and thus receives no compensation for his service as a Director. The compensation received by Mr. Duchemin as an employee of the Company is shown in the Summary Compensation Table later in the proxy statement.

(2)
David Green, the Company’s former President and interim CEO is included in this table for only the compensation earned as a non-employee Director following the spin-off of HART. The applicable compensation received by Mr. Green as an employee of the Company, prior to the spin-off of HART, is shown in the Summary Compensation Table later in the proxy statement.

(3)
Based on the aggregate grant date fair value computed awards in accordance with the provisions of FASB ASC 718, “Compensation—Stock Compensation” excluding the impact of estimated forfeitures. Assumptions used in the calculation of this amount are included in Note 19 to the Company’s audited financial statements for the fiscal year ended December 31, 2013, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2014.  These amounts include the incremental fair value, computed in accordance with FASB Topic 718, of the modification on November 1, 2013 of the options granted to such Directors to account for the impact of the spin-off of HART and ensure the intrinsic value held by the Director pertaining to the equity awards was maintained immediately following the spin-off.

(4)
The aggregate number of option awards outstanding at December 31, 2013, and held by the non-employee Directors were as follows: 142,449 options for Dr. Dishman; 1,631,852 options for Mr. Green; 182,330 options for Mr. Harte; 155,634 options for Mr. Kennedy; 141,924 options for Mr. Lewis and 158,907 options for Mr. Uveges.

(5)
These amounts include the incremental fair value, computed in accordance with FASB Topic 718, of the modification on November 1, 2013 of the RSUs granted to such Directors to account for the impact of the spin-off of HART and ensure the intrinsic value held by the Director pertaining to the equity awards was maintained immediately following the spin-off.

(6)
The aggregate number of restricted stock awards outstanding at December 31, 2013, and held by the non-employee Directors were as follows: 15,154 awards for Dr. Dishman; 221,771 awards for Mr. Green; 15,154 awards for Mr. Harte; 15,154 awards for Mr. Kennedy; 15,154 awards for Mr. Lewis and 15,154 awards for Mr. Uveges.

COMPENSATION DISCUSSION AND ANALYSIS

Our compensation philosophy is designed to support our key objective of creating value for our stockholders by growing our revenues, growing our U.S. GAAP and non-GAAP adjusted earnings per diluted share, growing our adjusted EBITDA, exclusive of one-time charges, increasing our total market capitalization and growing our share price. Our Compensation Committee is responsible for establishing and approving the compensation for all executive officers of the Company.

This Compensation Discussion and Analysis explains our compensation objectives, policies and practices with respect to our Chief Executive Officer, our Chief Financial Officer, and our other two most highly-compensated executive officers as determined in accordance with applicable SEC rules, which are collectively referred to as the named executive officers or, in this “Compensation Discussion and Analysis” section, our executives. Our named executive officers are currently as follows: Jeffrey A. Duchemin, Chief Executive Officer and President; Robert E. Gagnon, Chief Financial Officer and Treasurer; Yong Sun, Vice President, Strategic Marketing and Business Development; and Yoav Sibony, Vice President, Global Sales.

This proxy statement also includes disclosures required with respect to certain of our former named executive officers who served in such capacities during fiscal 2013, including Chane Graziano, our former Chief Executive Officer who retired in 2013, as well as David Green, our former President and interim Chief Executive Officer, and Thomas McNaughton, our former Chief Financial Officer, each of whom resigned from their positions as our officers in connection with our spin-off of HART so that they could respectively become the Chief Executive Officer and Chief Financial Officer of HART.

Objectives of Our Executive Compensation Programs

Our compensation programs for our named executive officers are designed to achieve the following objectives:

•	attract and retain high performing and experienced executives;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executives and stockholders by motivating executives to increase stockholder value and rewarding executives when stockholder value increases;

•	foster a shared commitment among executives by coordinating their goals; and

•	motivate our executives to manage our business to meet our short and long-term objectives, and reward them for meeting these objectives.

Compensation Elements

The elements of executive compensation include base salary, annual cash incentive bonuses, employment agreements, long-term equity incentive compensation and broad-based benefits programs.

Consultant, Peer Group Information and Benchmarking

In the past the Compensation Committee has engaged Radford, an Aon Consulting company, to provide analysis and recommendations pertaining to our compensation philosophy, peer group comparisons and competitiveness of salary, bonus and long-term incentive compensation. As part of this engagement Radford prepared and presented a report to the Compensation Committee in October 2011 summarizing the competitive data and comparisons of our named executive officers to the comparable competitive market data utilizing publicly available data from the comparable companies and broad survey data (reflecting companies of similar size in the pharmaceutical/biotech industry). The peer companies utilized in the report included Abaxis, Inc., Accelrys, Inc., Accuray, Inc., Affymetrix, Inc., AngioDynamics, Inc., Caliper Lifesciences, Inc., Cambrex Corporation, Cytori Therapeutics, Inc., Cynosure, Inc., Enzo Biochem, Inc., Fluidigm Corporation, Iris International, Inc., Luminex Corporation, Natus Medical, Inc., Orasure Technologies, Inc., Osiris Therapeutics, Inc., Sequenom, Inc., SonoSite, Inc., Spectranetics Corporation, Stereotaxis, Inc. and Quidel Corporation. The information included in this report has been used by the Compensation Committee in its analysis of executive compensation decisions made subsequent to receiving the report.

In March 2014, the Compensation Committee engaged Radford to assist us with establishing an updated peer group from the peer group utilized with respect to the October 2011 report, as well as provide analysis and recommendations pertaining to our director compensation.  The analysis pertaining to the director compensation is ongoing and no changes have yet to be formally approved by our Board of Directors.  The updated peer group has been established and includes Abaxis, Inc., Affymetrix, Inc., Bovie Medical Corporation, Cynosure, Inc., Digirad Corporation, Enzo Biochem, Inc., Fluidigm Corporation, Fonar Corporation, GenMark Diagnostics, Inc., Genomic Health, Inc., iCAD, Inc., IRIDEX Corporation, Landauer, Inc., Luminex Corporation, NanoString Technologies, Inc., Natus Medical Incorporated, Pacific Biosciences of California, Inc., Quidel Corporation, Sequenom, Inc., Stereotaxis, Inc., and Transgenomic, Inc.

In addition, in May 2013 the Compensation Committee obtained a report from Radford with respect to providing analysis and recommendations pertaining to the hiring of a Chief Executive Officer.  The Compensation Committee and the Board utilized this report, along with a variety of additional factors, in determining the appropriate compensation, including salary, bonus and inducement equity grants, with respect to Mr. Duchemin, our Chief Executive Officer, as well as with respect to Mr. Gagnon, our Chief Financial Officer.   Further, in September 2013 Mr. Duchemin obtained a report from Radford which was utilized by Mr. Duchemin and the Board in determining salary, bonus and inducement equity grants with respect to Mr. Sun and Mr. Sibony, our other named executive officers.

Base Salary

We pay our executives a base salary, which we review and determine annually. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Although base salaries are established in part based on the individual experience, skills and expected contributions during the coming year of each of our executives and each executive’s performance during the prior year, we do not view base salaries as primarily serving our objective of paying for performance.

It is our goal to maintain a base salary structure among our executives that, in our judgment, appropriately reflects their respective roles and responsibilities. For 2013 base salaries for the following named executive officers were as follows: Mr. Duchemin’s base salary of $350,000 per year, Mr. Gagnon’s based salary of $290,000 per year, Mr. Sun’s base salary of $225,000 per year and Mr. Sibony’s base salary of $175,000 per year. The Compensation Committee approved the above-mentioned annual base salaries based on the factors discussed above as well as our goal of maintaining a base salary structure among our executives that, in our judgment, appropriately reflects their respective roles and responsibilities. With respect to Mr. Graziano, our former Chief Executive Officer, Mr. Green, our former President and interim CEO, and Mr. McNaughton, our former Chief Financial Officer, for 2013 we did not increase their base salaries.

Our executives’ base salaries reflect the initial base salaries that we negotiated with each of our executives at the time of his initial employment. The base salaries of our executives are based on our understanding of base salaries for comparable positions at similarly situated companies at the time, the individual experience and skills of, and expected contribution from each executive, the roles and responsibilities of the executive, the base salaries of our existing executives and other factors.

Annual Cash Incentive Bonuses

Consistent with our emphasis on performance-based incentive compensation programs, our executives are eligible to receive annual cash incentive bonuses primarily based upon our Company meeting certain growth targets, which recently were measured by exceeding targets relating to non-GAAP earnings per diluted share, and commencing in 2014 will  be measured by exceeding targets relating to non-GAAP earnings per diluted share, revenue growth, adjusted EBITDA, each exclusive of one-time charges, and other discretionary factors. The primary objective of our annual cash incentive bonuses is to motivate and reward our named executive officers for meeting our short-term objectives.

We have structured our annual cash incentive bonuses in a manner so that they may represent a meaningful portion of our executives’ currently paid out cash compensation. In establishing these levels, in addition to considering the incentives that we want to provide to our executives, we also consider the bonus levels for comparable positions at peer group companies and our historical practices.

The Compensation Committee of our Board has the discretion to provide such bonuses for a given fiscal year based on the performance of our executives with respect to the established growth targets for such period, including those described above. In exercising this discretion, the Compensation Committee has the authority to set desired goals and targets for the executive officer. Pursuant to its discretionary authority, the Compensation Committee also considers other performance goals, current economic conditions and exceptional and/or inadequate performances by each executive officer when evaluating whether and to what extent to award bonuses. In 2013, the Compensation Committee of our Board considered certain objectives and targets with respect to the annual cash incentive bonuses for the executive officers and did not award bonuses to our named executive officers, including Messrs. Graziano, Green and McNaughton, because the applicable revenue and earnings targets were not achieved.

In addition, in connection with the hiring of our current named executive officers, we paid Mr. Duchemin a $150,000 bonus pertaining to his hiring and efforts for the remainder of fiscal 2013, which was paid in the first quarter of 2014, and a signing bonus of $25,000 to Mr. Sun, paid in 2013.

Employment Agreements

Chief Executive Officer and Chief Financial Officer

We have entered into employment agreements with Mr. Duchemin, dated August 26, 2013, and Mr. Gagnon, dated October 2, 2013.  Each of these agreements provides for a term of one year, which such term shall automatically be extended for one additional year on each anniversary of the commencement date unless, not less than 90 days prior to each such date, either party shall have given written notice to the other that it does not wish to extend the agreement. Mr. Duchemin’s employment agreement provides for an initial annual base salary of $350,000, a bonus for the remainder of fiscal 2013 in the amount of $150,000, as well as eligibility to receive cash incentive compensation on an annual basis of up to a two hundred percent (200%) of his base salary upon meeting objectives as determined by the Board of Directors or the Compensation Committee, which may include non-GAAP earnings per share (on a pro-forma basis, as applicable), revenue growth, and EBITDA, each exclusive of one-time charges, and other discretionary factors.  Mr. Gagnon’s employment agreement provides for an annual base salary of $290,000 and eligibility to receive cash incentive compensation on an annual basis of up to a fifty percent (50%) of his base salary upon meeting objectives as determined by the Board of Directors or the Compensation Committee, including as described above.   Under the respective employment agreements, the base salary amounts are subject to review annually by our Board of Directors and Compensation Committee.  Mr. Duchemin and Mr. Gagnon are also eligible to participate in other incentive compensation plans as the Board of Directors or Compensation Committee shall provide for our senior executive officers. Each of Mr. Duchemin and Mr. Gagnon also received an inducement stock option grant of 500,000 options and 150,000 options, respectively.

The employment agreements with Messrs. Duchemin and Gagnon also require us to provide certain payments and benefits to these executives in the event of a termination of the executive’s employment by us without cause, by the executive for good reason or upon death or disability. In return, each such executive covenants not to compete or solicit our employees for one year following the termination of employment. We believe that negotiation of the severance level in advance makes it less problematic for our Board of Directors to terminate these executives for performance reasons without the need for protracted negotiation over severance.  The employment agreements with Messrs. Duchemin and Gagnon also provide change-in-control benefits.  See “Potential Payments Upon Termination or Change-in-Control” for a summary of these termination related provisions.

Vice Presidents

We have also entered into offer letters, each dated September 30, 2013, with Mr. Sibony and Mr. Sun.  The offer letters entitle Mr. Sibony’s to an annual base salary of $175,000 and Mr. Sun to an annual base salary of $225,000.  As noted above, Mr. Sun also received a signing bonus of $25,000.  Furthermore, they each are eligible to receive cash incentive compensation on an annual basis of up to thirty five percent (35%) of their respective base salary upon meeting objectives as determined by our Chief Executive Officer.  Under the offer letters, each executive is also eligible to participate in other incentive compensation plans as the Board of Directors or Committee shall provide for our senior executive officers.  Mr. Sibony’s offer letter also contains provisions regarding the provision of customary additional benefits such as medical, dental, vacation, life insurance and vehicle allowance and reimbursement.   Mr. Sun’s offer letter also contains provisions regarding the provision of customary additional benefits such as medical, dental, vacation, signing bonus and life insurance. Each of Mr. Sibony and Mr. Sun also received an inducement stock option grant of 50,000 options and 100,000 options, respectively.

Long-Term Equity Incentive Compensation

We grant long-term equity incentive awards in the form of stock option awards and/or deferred stock awards of restricted stock units (“RSU”) to executives as part of our total compensation package. We place a significant emphasis on performance-based incentive compensation. These awards generally represent a significant portion of total executive compensation. We use long-term equity incentive awards in order to align the interests of our executives and our stockholders by providing our executives with strong incentives to increase stockholder value and a significant reward for doing so. During 2013, the Compensation Committee of the Board of Directors, approved the grant of stock option awards and RSUs for our former executives who continued to our employees at the time of such grants, including Mr. Green and Mr. McNaughton.  Our decisions regarding the amount and type of long-term equity incentive compensation and relative weighting of these awards among total executive compensation have also been based on our understanding of market practices of our peer group companies and take into account additional factors such as level of individual responsibility, experience and performance. These stock option awards and RSUs issued in 2013 to our former executives vest in four equal installments starting January 1, 2014 and are subject to continued employment with HART or our company.  In connection with the spin-off of HART, our Third Amended and Restated 2000 Stock Option and Incentive Plan (the “2000 Plan”) was amended as required by the applicable transaction documents to provide that for purposes of vesting of outstanding awards issued by our company, continued service for HART would count as continued service for our company.

In addition, during 2013, in connection with the hiring of our current named executive officers, our Board of Directors approved long-term inducement grants of stock option awards that were granted on November 18, 2013. The awards issued to Messrs. Gagnon, Sun and Sibony vest in four equal installments starting November 18, 2014, subject to continued employment with the Company. The awards issued to Mr. Duchemin vest fully on the third anniversary of the grant date, subject to continued employment with the Company.  These option grants where made outside the 2000 Plan as employment inducement awards. The respective option agreements evidencing these stock option awards provide for the full acceleration of the unvested portion of such options upon a sale-event or change-in-control (each as defined in our 2000 Plan) of our company in the event that the option is not continued or assumed by our company or the acquiring or successor entity or is not substituted for an option of the acquiring or successor entity on substantially equivalent terms to the option.   In addition, these stock option grants are subject to adjustment pertaining to certain reorganizations, recapitalizations, reclassifications, stock dividends, stock splits, reverse stock splits or other similar change in our company’s capital stock.

An RSU is a grant representing the right to receive a share of Common Stock upon vesting of the RSU and satisfaction of other conditions but for which no share of Common Stock is issued until the RSU vests and any other applicable conditions are satisfied. A holder of an RSU does not have any rights of a stockholder until the RSU vests and is converted to Common Stock. The fair value of RSUs is based on the market price of our stock on the date of grant. Unvested RSUs are forfeited in the event of termination of employment or engagement with the Company.

Stock option awards provide our executive officers with the right to purchase shares of our Common Stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with our Company. Stock options are earned based on continued service to us and generally vest over a range of one to four years.

The exercise price of each stock option award granted under our 2000 Plan is based on the fair market value of our Common Stock on the grant date. The fair market value of our Common Stock is defined as the closing market price of a share of our Common Stock on the date of grant. To ensure a proper fair market value was utilized in establishing the exercise prices of the inducement grants described above, such prices were based on the volume weighted average price of our common stock over the ten (10) trading day period preceding the date of grant to allow for a stabilizing pre-grant period following the spin-off of HART.  We do not have any program, plan or practice of setting the exercise price based on a date or price other than the fair market value of our Common Stock on the grant date.

Stock option awards and RSU awards are made pursuant to our 2000 Plan. See “Potential Payments Upon Termination or Change-in-Control” for a discussion of the change-in-control provisions related to stock option awards and RSUs.

Annual stock option grants and RSUs to employees and named executive officers are generally made on the fifth business day following each annual meeting of stockholders. Stock options granted to employees hired or promoted during a month are generally granted on the first business day of the following month. If NASDAQ is closed on the appropriate business day as described above, then the grants will instead be made on the next day that NASDAQ is open for trading. The Compensation Committee retains the discretion to grant options and other awards at such other times as it may deem appropriate.

In 2013, we granted stock option awards to our current and applicable former named executive officers as follows:

	Stock Option Awards (#)	Restricted Stock Units (#)

Jeffrey A. Duchemin	500,000	-
Robert E. Gagnon	150,000	-
Yong Sun	100,000	-
Yoav Sibony	50,000	-
Chane Graziano	-	-
Thomas McNaughton (1)	49,028	25,465
David Green (1)	105,411	54,749

	954,439	80,214

(1)
These option and RSU amounts include the incremental shares granted as part of the modification on November 1, 2013 to account for the impact of the spin-off of HART and ensure the intrinsic value held by the Director pertaining to the equity awards was maintained immediately following the spin-off.

As noted above, reports provided by Radford in 2013 were utilized and taken into consideration by the Compensation Committee, the Board and our Chief Executive Officer when setting the amount of these inducement grants noted in the table above to our current named executive officers.

Broad-Based Benefits Programs

All full-time employees in the United States, including our named executive officers, may participate in our Employee Stock Purchase Plan and in our health and welfare benefit programs, including medical coverage, dental coverage, disability insurance, life insurance and our 401(k) plan. We offer similar plans in foreign countries.

Consideration of 2013 Stockholder Advisory Vote on Executive Compensation

The Compensation Committee has noted the results of the advisory stockholder vote obtained at our Annual Meeting of Stockholders on May 23, 2013, with approximately 73% of the votes cast at the annual meeting voting in favor of the Company’s executive compensation. Accordingly, the results of the stockholder advisory vote have not caused the Compensation Committee to recommend any changes to our compensation practices.

EXECUTIVE AND DIRECTOR COMPENSATION PROCESS

Our Compensation Committee has the authority to determine all compensation payable to our executive officers. Our Chief Executive Officer makes recommendations to our Compensation Committee regarding the compensation of all executive officers, excluding his own, but our Compensation Committee is ultimately responsible for approving this compensation.  In the past the Compensation Committee has engaged Radford, an Aon Consulting company, to provide analysis and recommendations pertaining to our compensation philosophy, peer group comparisons and competitiveness of salary, bonus and long-term incentive compensation.

Generally, our Chief Executive Officer recommends the terms of an annual corporate bonus plan to our Compensation Committee. Our Compensation Committee then, after considering the recommendations made by our Chief Executive Officer, determines the terms and amount of compensation to pay to each of our executive officers, including our Chief Executive Officer, and the terms of any corporate bonus plan

Our Board of Directors has the authority to approve all compensation payable to our Directors, although our Compensation Committee is responsible for making recommendations to our Board regarding their compensation. Additionally, our Chief Executive Officer may also make recommendations or assist our Compensation Committee in making recommendations regarding Director compensation. Our Board of Directors and Compensation Committee annually review our Director compensation to ensure that the Director compensation package remains competitive such that we are able to recruit and retain qualified Directors.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of Harvard Bioscience, Inc., have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and, based on such review and discussion, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Compensation Committee:

Robert Dishman, Chairman
John F. Kennedy
Earl R. Lewis

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the 2013 fiscal year, the Compensation Committee consisted of Dr. Dishman, and Messrs. Kennedy and Lewis. None of these Directors has served as an officer or employee of the Company or any of its subsidiaries. During the 2013 fiscal year, to the knowledge of the Company, none of its executive officers, except for its former executive officer, Mr. Green who is a Director of HART:

•	served as a member of the Compensation Committee of another entity; or

•	served as a Director of another entity.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the named executive officers noted below for services rendered in all capacities, including our Chief Executive Officer, our Chief Financial Officer and the two other most highly compensated executive officers, as well as our former Chief Executive Officer, President and Chief Financial Officer who served during fiscal 2013, all during the fiscal years ended December 31, 2013, 2012 and 2011.

	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Restricted Stock Units ($)(2)	All Other Compensation ($)		Total ($)
Name and Principal Position

Jeffrey A. Duchemin	2013	$121,781	$150,000	$1,111,850	$-	$5,346	(3)	$1,388,977
President and Chief Executive Officer

Robert E. Gagnon	2013	54,822	-	333,555	-	-		388,377
Chief Financial Officer and Treasurer

Yong Sun	2013	39,452	25,000	222,370	-	-		286,822
Vice President Strategic Marketing and Business Development

Yoav Sibony	2013	34,041	-	111,185	-	-		145,226
Vice President Global Sales

Chane Graziano	2013	221,008	-	-	-	11,433	(4)	232,441
Former Chief Executive Officer	2012	602,000	-	366,883	375,000	33,629	(5)	1,377,512
	2011	602,000	-	315,996	303,150	37,961	(6)	1,259,107

Thomas McNaughton	2013	257,500	-	96,666	98,232	13,014	(7)	465,412
Former Chief Financial Officer and Treasurer	2012	309,000	-	144,156	147,345	12,500	(7)	613,001
	2011	309,000	-	146,975	141,000	13,997	(7)	610,972

David Green	2013	420,583	-	207,833	211,196	25,658	(8)	865,270
Former President	2012	504,700	-	309,934	316,791	23,456	(9)	1,154,881
	2011	504,700	-	315,996	303,150	25,306	(10)	1,149,152

(1)
Based on the aggregate grant date fair value computed in accordance with the provisions of FASB ASC 718, “Compensation—Stock Compensation”,  excluding the impact of estimated forfeitures. Assumptions used in the calculation of this amount are set forth in Note 19 to the Company’s audited financial statements for the fiscal year ended December 31, 2013, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2014.  With respect to Messrs. McNaughton and Green, this amount includes the incremental fair value, computed in accordance with FASB Topic 718, of the modification on November 1, 2013 of the options granted to such executives to account for the impact of the spin-off of HART and ensure the intrinsic value held by the executive pertaining to the options was maintained immediately following the spin-off.

(2)
The fair value of the RSUs are based on the closing market price of the Company’s stock on the date of the grant multiplied by the total number of the RSUs granted to each of the named executive officers of the Company.  With respect to Messrs. McNaughton and Green, this amount includes the incremental fair value, computed in accordance with FASB Topic 718, of the modification on November 1, 2013 of the RSUs granted to such executives to account for the impact of the spin-off of HART and ensure the intrinsic value held by the executive pertaining to the RSUs was maintained immediately following the spin-off.

(3)
Includes $4,000 for personal usage of Company owned automobile (as calculated in accordance with Internal Revenue Service guidelines and included as compensation on the W-2) and $1,346 in matching contributions made by the Company to Mr. Duchemin’s tax-qualified 401(k) Savings Plan account.

(4)
Includes $4,487 for personal usage of Company owned automobile (as calculated in accordance with Internal Revenue Service guidelines and included as compensation on the W-2) and $6,946 in matching contributions made by the Company to Mr. Graziano’s tax-qualified 401(k) Savings Plan account.

(5)
Includes $10,162 for personal usage of Company owned automobile (as calculated in accordance with Internal Revenue Service guidelines and included as compensation on the W-2), $12,847 in matching contributions made by the Company to Mr. Graziano’s tax-qualified 401(k) Savings Plan account and $10,620 representing life insurance purchased for Mr. Graziano’s benefit.

(6)
Includes $10,670 for personal usage of Company owned automobile (as calculated in accordance with Internal Revenue Service guidelines and included as compensation on the W-2), $16,671 in matching contributions made by the Company to Mr. Graziano’s tax-qualified 401(k) Savings Plan account and $10,620 representing life insurance purchased for Mr. Graziano’s benefit.

(7)	Amount represents matching contributions made by the Company to Mr. McNaughton’s tax-qualified 401(k) Savings Plan account.
(8)
Includes $10,463 for personal usage of Company owned automobile (as calculated in accordance with Internal Revenue Service guidelines and included as compensation on the W-2) and $15,194 in matching contributions made by the Company to Mr. Green’s tax-qualified 401(k) Savings Plan account.

(9)
Includes $10,101 for personal usage of Company owned automobile (as calculated in accordance with Internal Revenue Service guidelines and included as compensation on the W-2), $12,815 in matching contributions made by the Company to Mr. Green’s tax qualified 401(k) Savings Plan account and $540 representing life insurance purchased for Mr. Green’s benefit.

(10)
Includes $9,310 for personal usage of Company owned automobile (as calculated in accordance with Internal Revenue Service guidelines and included as compensation on the W-2), $15,456 in matching contributions made by the Company to Mr. Green’s tax qualified 401(k) Savings Plan account and $540 representing life insurance purchased for Mr. Green’s benefit.

GRANTS OF PLAN-BASED AWARDS—2013

The following table sets forth certain information concerning the individual grant of stock option awards and RSUs to the named executive officers who received such grants during the fiscal year ended December 31, 2013. The stock option awards and RSUs identified in the table below are also reported in the Outstanding Equity Awards at Fiscal Year-End—2013 included within the proxy statement.

Name	Grant Date	Number of Securities Underlying Restricted Stock Units (#)(1)	Exercise or Base Price of Restricted Stock Units ($)	Grant Date Fair Value of Restricted Stock Units ($)(2)	Number of Securities Underlying Option Awards (#)(3)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Option Awards ($)(4)

Jeffrey A. Duchemin	11/18/2013				500,000	$4.31	$1,111,850
Robert E. Gagnon	11/18/2013				150,000	4.31	333,555
Yong Sun	11/18/2013				100,000	4.31	222,370
Yoav Sibony	11/18/2013				50,000	4.31	111,185
Thomas McNaughton	5/31/2013	25,465	$-	$98,232	49,028	3.64	96,666
David Green	5/31/2013	54,749	-	211,196	105,411	3.64	207,833

(1)	The RSUs vest in four equal annual installments on January 1st each year commencing on January 1, 2014. The vesting of all RSUs is subject to the executive’s continued employment.
(2)
The fair value of the RSUs are based on the closing market price of the Company’s stock on the date of the grant multiplied by the total number of the RSUs granted to each of the named executive officers of the Company.  With respect to Messrs. McNaughton and Green, this amount includes the incremental fair value, computed in accordance with FASB Topic 718, of the modification on November 1, 2013 of the RSUs granted to such executives to account for the impact of the spin-off of HART and ensure the intrinsic value held by the executive pertaining to the RSUs was maintained immediately following the spin-off.

(3)
The stock option awards granted to Mr. Duchemin vest fully on the third anniversary of the grant date.  The stock option awards granted to Messrs. Gagnon, Sun and Sibony each vest in four equal annual installments over four years commencing on November 18, 2014. The stock option awards granted to Messrs. Green and McNaughton vest in four equal annual installments on January 1st each year commencing on January 1, 2014. The vesting of all stock options is subject to the executive’s continued employment with the Company, and with respect to Messrs. Green and McNaughton, with HART.

(4)
The fair value of the stock option awards is based on the aggregate grant date fair value computed in accordance with the provisions of FASB ASC 718, “Compensation—Stock Compensation”,  excluding the impact of estimated forfeitures. Assumptions used in the calculation of this amount are set forth in Note 19 to the Company’s audited financial statements for the fiscal year ended December 31, 2013, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2014.  With respect to Messrs. McNaughton and Green, this amount includes the incremental fair value, computed in accordance with FASB Topic 718, of the modification on November 1, 2013 of the options granted to such executives to account for the impact of the spin-off of HART and ensure the intrinsic value held by the executive pertaining to the options was maintained immediately following the spin-off.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan Based Awards Table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our compensation plans and arrangements is set forth below. The terms of employment agreements that we have entered into with our executives are described below under “Potential Payments Upon Termination or Change-in-Control.”

Annual Cash Incentive Bonuses

As described above under “Compensation Discussion and Analysis - Annual Cash Incentive Bonuses,” in 2013, the Compensation Committee did not award bonuses to our named executive officers since certain performance targets were not achieved, but we did award certain bonuses to our existing named executive officers, upon their hiring.

2013 Stock Option Awards and Restricted Stock Unit Grants

In 2013, we granted stock option awards and RSUs to the named executive officers under our 2000 Plan. The stock option awards and RSUs vest in four equal installments starting January 1, 2014, subject to continued employment with HART or the Company. In addition, as described above under “Compensation Discussion and Analysis- Long-Term Equity Incentive Compensation,” during 2013, in connection with the hiring of our current named executive officers, our Board of Directors approved long-term inducement grants of stock option awards that were granted on November 18, 2013. The awards issued to Messrs. Gagnon, Sun and Sibony vest in four equal installments starting November 18, 2014, subject to continued employment with the Company. The awards issued to Mr. Duchemin vest fully on the third anniversary of the grant date, subject to continued employment with the Company.

An RSU is a grant representing the right to receive a share of Common Stock upon vesting of the RSU and satisfaction of other conditions but for which no share of Common Stock is issued until the RSU vests and any other applicable conditions are satisfied. A holder of an RSU does not have any rights of a stockholder until the RSU vests and is converted to common stock. The fair value of RSUs is based on the closing market price of our Common Stock on the date of grant. Unvested RSUs are forfeited in the event of termination of employment or engagement with the Company.

Stock option awards provide our executive officers with the right to purchase shares of our Common Stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with our Company. Stock options are earned based on continued service to us and generally vest over a range of one to four years. Vesting of these stock option awards and RSUs are also subject to acceleration in connection with a change-in-control as described in “Potential Payments Upon Termination or Change-in-Control.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END—2013

The following table sets forth information concerning the number and value of exercisable and unexercisable options to purchase Common Stock, and the number of RSUs held by the applicable named executive officers noted below as of December 31, 2013.

	Option Awards					Restricted Stock Units
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Securities Underlying Restricted Stock Units

Jeffrey A. Duchemin	-	500,000	(1)	$4.31	11/18/2023	-

Robert E. Gagnon	-	150,000	(2)	$4.31	11/18/2023	-

Yong Sun	-	100,000	(2)	$4.31	11/18/2023	-

Yoav Sibony	-	50,000	(2)	$4.31	11/18/2023	-

Thomas McNaughton	-	49,028	(3)	$3.64	5/31/2023	25,465	(6)
	26,034	78,100	(4)	$2.56	6/1/2022	40,765	(7)
	32,926	32,926	(5)	$4.04	6/2/2021	16,191	(8)
	263,557	-		$2.28	5/21/2019	21,992	(9)
	131,702	-		$2.02	11/14/2018	-
	454,219	160,054				104,413

David Green	-	105,411	(3)	$3.64	5/31/2023	54,749	(6)
	55,973	167,915	(4)	$2.56	6/1/2022	87,645	(7)
	70,792	70,790	(5)	$4.04	6/2/2021	35,392	(8)
	527,115	-		$2.28	5/21/2019	43,985	(9)
	98,894	-		$1.43	12/4/2018	-
	263,447	-		$3.99	5/1/2017	-
	271,515	-		$5.73	3/25/2014	-
	1,287,736	344,116				221,771

(1)	The option was granted on November 18, 2013 and, assuming continued employment with the Company, the unvested shares become exercisable in full on November 18, 2016.
(2)
The option was granted on November 18, 2013 and, assuming continued employment with the Company, the unvested shares become exercisable in equal installments on November 18 of each of 2014, 2015, 2016 and 2017.

(3)
The option was granted on May 31, 2013 and, assuming continued employment with HART (as further described below), the unvested shares become exercisable in equal installments on January 1 of each of 2014, 2015, 2016 and 2017. In connection with the spin-off of HART, our 2000 Plan was amended as required by the applicable transaction documents to provide that for purposes of vesting of outstanding stock options, RSUs and other equity awards issued by our company, continued service for HART would count as continued service for our company.

(4)	The option was granted on June 1, 2012 and, assuming continued employment with HART, the unvested shares become exercisable in equal installments on January 1 of each of 2014, 2015 and 2016.
(5)	The option was granted on June 1, 2011 and, assuming continued employment with HART, the unvested shares become exercisable in equal installments on January 1 of each of 2014 and 2015.
(6)
On May 31, 2013, the Company granted RSUs to the named executive officers under the Company’s 2000 Plan. Assuming continued employment with HART, these RSUs vest in equal installments on January 1 of each of 2014, 2015, 2016 and 2017.

(7)
On June 1, 2012, the Company granted RSUs to the named executive officers under the Company’s 2000 Plan. Assuming continued employment with HART, these RSUs vest in equal installments on January 1 of each of 2014, 2015 and 2016.

(8)
On June 1, 2011, the Company granted RSUs to the named executive officers under the Company’s 2000 Plan. Assuming continued employment with HART, these RSUs vest in equal installments on January 1 of each of 2014 and 2015.

(9)	On June 4, 2010, the Company granted RSUs to the named executive officers under the Company’s 2000 Plan. Assuming continued employment with HART, these RSUs vest in full on January 1, 2014.

OPTION EXERCISES AND RESTRICTED STOCK UNITS VESTED 2013

The following table sets forth the stock option exercises and RSUs vested in 2013 for our applicable named executive officers noted below as well as the value realized upon such exercise or vesting. The value realized is before payment of any applicable withholding tax and brokerage commissions.

	Option Awards		Restricted Stock Units
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Name
Jeffrey A. Duchemin	-	$-	-	$-
Robert E. Gagnon	-	-	-	-
Yong Sun	-	-	-	-
Yoav Sibony	-	-	-	-
Chane Graziano	1,300,289	2,971,314	73,099	320,174
Thomas McNaughton	-	-	33,269	145,718
David Green	450,000	997,750	49,023	214,721

(1)    Value realized on exercise (V) is calculated as the market value (M) at the time of the exercise less the exercise price (E) multiplied by the shares (S) acquired upon exercise ie. V=(M-E)*S.

(2)    Value realized on vesting is as follows: $4.38 (the market value at the time of vesting), multiplied by shares acquired upon vesting.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Chief Executive Officer and Chief Financial Officer

Our employment agreements with Mr. Duchemin and Mr. Gagnon provide for certain payments and benefits for the executive if the executive’s employment with is terminated because of death or disability, by the executive for good reason or by us without cause or in relating to a change-in-control.  The events constituting cause, good reason and a change-in-control are specified in each agreement.  Following any such termination, the executives are entitled to receive their accrued and unpaid base salary to the date of termination, accrued and unused vacation, and if to the extent required by law, any bonuses or other compensation actually earned for periods ended prior to the termination event.

With respect to terminations because of death or disability, all equity awards of the executive shall accelerate and fully vest and we shall also pay a cash lump sum equal to the value of COBRA premiums for  a period of one (1) year following the termination that may be used by executive or his spouse and dependents, as applicable,  to pay for health insurance coverage that is substantially similar to the coverage executive  and his eligible dependents received prior to the termination.

In addition, in the case of a termination by the executive for good reason, or by us without cause, and subject to the terms of the agreement,  (i) we shall pay the executive an amount equal to 12 months of his base salary rate in equal installments over the period of one year from the date of termination in accordance with our payroll procedures and (ii) any stock options or other stock based grants which would otherwise vest within 12 months of the date of termination shall become fully vested or non-forfeitable.   Further, following any such termination, we shall reasonably determine what annual bonus the executive would have received had he remained employed throughout the fiscal year in which the termination occurs, and if any such annual bonus would have been earned, we shall pay the executive a pro rata portion of such determined annual bonus by a lump-sum cash payment.  In addition, following the termination we shall also pay a cash lump sum equal to the value of COBRA premiums for  a period of one (1) year following the termination that may be used by executive to pay for health insurance coverage that is substantially similar to the coverage executive  and his eligible dependents received prior to the termination.  The executive’s receipt of payment and benefits in connection with such a termination by the executive for good reason or by us without cause is subject to the executive signing a general release of claims, as provided in the agreement.

In addition, in the event that Mr. Duchemin is terminated within three months prior to, or twelve months after, a change in control (as described in his employment agreement), we shall pay Mr. Duchemin a single lump sum in cash equal to 18 months of his base salary, and all stock options and other stock-based awards granted to Mr. Duchemin shall immediately accelerate and become exercisable or non-forfeitable as of the date of the change in control.  Mr. Duchemin shall also receive a pro rata portion of fifty percent (50%) of the maximum annual bonus for the fiscal year in which the termination occurs.  In the event that Mr. Gagnon is terminated within three months prior to, or twelve months after, a change in control (as described in his employment agreement), we shall pay Mr. Gagnon a single lump sum in cash equal to 12 months of his base salary, and all stock options and other stock-based awards granted to Mr. Gagnon shall immediately accelerate and become exercisable or non-forfeitable as of the date of the change in control.  We believe that it is fair to provide for accelerated vesting because equity grants generally provide a high proportion of the total compensation of our executive officers. Very often, senior management lose their jobs in connection with a change-in-control. By agreeing up front to protect these executive officers from losing their equity in the event of a change-in-control, we believe we can reinforce and encourage the continued attention and dedication of our executive officers to their assigned duties without distraction in the face of an actual or threatened change-in-control. This protection also aligns the interests of such executive officers with that of our shareholders.

As discussed above, Mr. Graziano retired on May 14, 2013, and on November 1, 2013, each of Mr. Green and Mr. McNaughton left in connection with our spinoff of HART so that they could respectively become the Chief Executive Officer and Chief Financial Officer of HART.  With respect to Mr. Graziano, in accordance with his amended and restated employment agreement as in effect at the time of his retirement, we paid his accrued and unpaid base salary following his retirement.    In connection with the employment terminations pertaining to Mr. Green and Mr. McNaughton, each executive entered into a waiver agreement with us whereby each party has agreed that the termination of each executive’s employment shall constitute neither a termination by us of executive’s employment for cause, nor a termination by the executive for good reason.   In accordance with each waiver, through the date of such termination, we paid the executive his accrued and unpaid base salary.

Vice Presidents

Our offer letters with Mr. Sibony and Mr. Sun do not expressly provide for any payments and benefits for the executive if the executive’s employment with our company is terminated because of death or disability, by the executive for good reason or by us without cause or in relating to a change-in-control.  As provided below, in the event of a change-in-control (as defined in our 2000 Plan), the vesting of the options held by these executives may accelerate under certain circumstances.

With respect to the stock options that we awarded to Messrs. Duchemin, Gagnon, Sun and Sibony, the respective option agreements provide for the full acceleration of the unvested portion of such options upon a change-in-control of our company in the event that the option is not continued or assumed by our company or the acquiring or successor entity or is not substituted for an option of the acquiring or successor entity on substantially equivalent terms to the option.

Further, with respect to the options and RSUs continuing to be held by Mr. Green and Mr. McNaughton, our 2000 Plan provides for the full acceleration of the unvested portion of such options, and removal of time based vesting conditions with respect to the RSUs, upon a change-in-control of our Company. The events constituting a change-in-control are specified in such plan.

 The following tables reflect the estimated amount of payments and benefits that would have been provided by us to each of our current named executive officers upon the termination of such executive’s employment with us as of December 31, 2013 in each of the following circumstances: termination by us without cause, termination by the executive for good reason, termination upon death, termination by us upon disability and termination by us without cause or by the executive for good reason following a change-in-control. The tables also reflect the estimated amount of payments and benefits that would have been provided by us to each such named executive officer upon a change-in-control of the Company occurring as of December 31, 2013. The types of events constituting cause, good reason, disability and a change-in-control may differ in some respects among the different arrangements providing for benefits to the named executive officers; however, for consistency in presentation, the tables below have grouped these arrangements together based on these concepts without regard for any such differences.

The amounts described in the tables above do not include payments and benefits to the extent they have been earned prior to the termination of employment or change-in-control or are provided on a non-discriminatory basis to salaried employees upon termination of employment. These include:

•	Accrued salary, bonus and vacation pay;

•	Distribution of plan balances under our 401(k) plan;

•	Life insurance proceeds in the event of death; and

•	Disability insurance payouts in the event of disability.

Jeffrey A. Duchemin

The following table shows the estimated payments upon termination or a change-in-control of the Company for Jeffrey A. Duchemin, our Chief Executive Officer.

Executive Benefits and Payments Upon Separation	Termination Without Cause or For Good Reason	Termination Upon Death	Termination Upon Disability	Termination After Change-in- Control (1)	Change-in- Control

Cash Severance (2)	$500,000	$-	$-	$675,000	$-
Vesting of Stock Options (3)	-	195,000	195,000	195,000	195,000
Health Care Benefits (4)	13,575	13,575	13,575	13,575	-
Total	$513,575	$208,575	$208,575	$883,575	$195,000

(1)
This column assumes a change-in-control occurs on December 31, 2013 followed immediately thereafter by a termination of the executive’s employment on the same date by us without cause or by the executive for good reason.

(2)
Does not include any pro-rata bonus amount attributable to fiscal 2013 as these were not applicable to the executive, except the signing bonus for Mr. Duchemin which was paid in the first quarter of 2014.

(3)
Based on the difference between the exercise price of unvested stock options that accelerate upon the relevant event and the closing price of our Common Stock on the NASDAQ Global Market on December 31, 2013, which was $4.70.

(4)	Reflects the amount of future premiums, which would be paid on behalf of the named executive officer under our health and dental plans, based on the premiums in effect as of December 31, 2013.

Robert E. Gagnon

The following table shows the estimated payments upon termination or a change-in-control of the Company for Robert E. Gagnon, our Chief Financial Officer.

Executive Benefits and Payments Upon Separation	Termination Without Cause or For Good Reason	Termination Upon Death	Termination Upon Disability	Termination After Change-in- Control (1)	Change-in- Control

Cash Severance (2)	$290,000	$-	$-	$290,000	$-
Vesting of Stock Options (3)	14,625	58,500	58,500	58,500	58,500
Health Care Benefits (4)	13,575	13,575	13,575	13,575	-
Total	$318,200	$72,075	$72,075	$362,075	$58,500

(1)
This column assumes a change-in-control occurs on December 31, 2013 followed immediately thereafter by a termination of the executive’s employment on the same date by us without cause or by the executive for good reason.

(2)	Does not include any pro-rata bonus amount attributable to fiscal 2013 as these were not applicable to the executive.
(3)
Based on the difference between the exercise price of unvested stock options that accelerate upon the relevant event and the closing price of our Common Stock on the NASDAQ Global Market on December 31, 2013, which was $4.70.

(4)	Reflects the amount of future premiums, which would be paid on behalf of the named executive officer under our health and dental plans, based on the premiums in effect as of December 31, 2013.

 Yong Sun

The following table shows the estimated payments upon termination or a change-in-control of the Company for Yong Sun, our Vice President, Strategic Marketing and Business Development.

Executive Benefits and Payments Upon Separation	Termination Without Cause or For Good Reason	Termination Upon Death	Termination Upon Disability	Termination After Change-in- Control (1)	Change-in- Control

Cash Severance	$-	$-	$-	$-	$-
Vesting of Stock Options (2)	-	-	-	39,000	39,000
Health Care Benefits	-	-	-	-	-
Total	$-	$-	$-	$39,000	$39,000

(1)
This column assumes a change-in-control occurs on December 31, 2013 followed immediately thereafter by a termination of the executive’s employment on the same date by us without cause or by the executive for good reason.

(2)
Based on the difference between the exercise price of unvested stock options that accelerate upon the relevant event and the closing price of our Common Stock on the NASDAQ Global Market on December 31, 2013, which was $4.70.

Yoav Sibony

The following table shows the estimated payments upon termination or a change-in-control of the Company for Yoav Sibony, our Vice President, Global Sales.

Executive Benefits and Payments Upon Separation	Termination Without Cause or For Good Reason	Termination Upon Death	Termination Upon Disability	Termination After Change-in- Control (1)	Change-in- Control

Cash Severance	$-	$-	$-	$-	$-
Vesting of Stock Options (2)	-	-	-	19,500	19,500
Health Care Benefits	-	-	-	-	-
Total	$-	$-	$-	$19,500	$19,500

(1)
This column assumes a change-in-control occurs on December 31, 2013 followed immediately thereafter by a termination of the executive’s employment on the same date by us without cause or by the executive for good reason.

(2)
Based on the difference between the exercise price of unvested stock options that accelerate upon the relevant event and the closing price of our Common Stock on the NASDAQ Global Market on December 31, 2013, which was $4.70.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our outstanding Common Stock as of April 1, 2014 by: (i) all persons known by us to own beneficially more than 5% of our Common Stock; (ii) each of our Directors and nominees for Director; (iii) each of the named executive officers; and (iv) all of our Directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after April 1, 2014 through the exercise of any warrant, stock option or other right. The inclusion in this Proxy Statement of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Common stock subject to options currently exercisable, or exercisable within 60 days after April 1, 2014, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not deemed outstanding for computing the percentage ownership of any other person.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of Common Stock, except to the extent spouses share authority under community property laws.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner (1)	Shares	Percent (2)

Chane Graziano	3,005,150	9.4%	(3)
23610 Peppermill Court
Bonita Springs, FL 34134

David Green	2,769,605	8.4%	(4)

BlackRock, Inc	2,679,805	8.4%	(5)
40 East 52nd Street
New York, NY 10022

Granahan Investment Management, Inc	1,723,960	5.4%	(6)
275 Wyman Street, Suite 270
Waltham, MA 02451

Thomas McNaughton	607,949	1.9%	(7)
Earl R. Lewis	266,057	*	(8)
Neal J. Harte	160,486	*	(9)
George Uveges	157,442	*	(10)
John F. Kennedy	149,169	*	(11)
Robert Dishman	130,984	*	(12)
Jeffrey A. Duchemin	-	*
Robert E. Gagnon	-	*
Yong Sun	-	*
Yoav Sibony	-	*
All Executive Officers and Directors, as a group (10 persons)	3,633,743	10.8%	(13)

*	Represents less than 1% of all of the outstanding shares of Common Stock.
(1)	Unless otherwise indicated, the address for all persons shown is c/o Harvard Bioscience, Inc., 84 October Hill Road, Holliston, Massachusetts 01746.
(2)	Based on 31,948,830 shares outstanding on March 28, 2014, together with the applicable options for each stockholder.
(3)	This information is based solely upon a Schedule 13G/A filed by Chane Graziano with the Securities and Exchange Commission on February 13, 2014 reporting beneficial ownership as of December 31, 2013.
(4)	Includes options to acquire 1,133,942 shares that are exercisable within 60 days after April 1, 2014.
(5)	This information is based solely upon a Schedule 13G/A filed by BlackRock, Inc. with the Securities and Exchange Commission on January 29, 2014 reporting beneficial ownership as of December 31, 2013.
(6)
This information is based solely upon a Schedule 13G/A filed by Granahan Investment Management, Inc. with the Securities and Exchange Commission on February 14, 2014 reporting beneficial ownership as of December 31, 2013.

(7)	Includes options to acquire 508,973 shares that are exercisable within 60 days after April 1, 2014.
(8)	Includes options to acquire 111,979 shares that are exercisable within 60 days after April 1, 2014, as well as 7,777 restricted stock units that will fully vest within 60 days after April 1, 2014.
(9)	Includes options to acquire 146,908 shares that are exercisable within 60 days after April 1, 2014, as well as 7,777 restricted stock units that will fully vest within 60 days after April 1, 2014.
(10)	Includes options to acquire 136,864 shares that are exercisable within 60 days after April 1, 2014, as well as 7,777 restricted stock units that will fully vest within 60 days after April 1, 2014.
(11)	Includes options to acquire 133,591 shares that are exercisable within 60 days after April 1, 2014, as well as 7,777 restricted stock units that will fully vest within 60 days after April 1, 2014.
(12)	Includes options to acquire 120,406 shares that are exercisable within 60 days after April 1, 2014, as well as 7,777 restricted stock units that will fully vest within 60 days after April 1, 2014.
(13)	Includes options to acquire 1,783,690 shares that are exercisable within 60 days after April 1, 2014, as well as 38,885 restricted stock units that will fully vest within 60 days after April 1, 2014.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2013 concerning the number of shares of Common Stock issuable under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, And Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	7,154,818	$4.04	3,019,928	(2)
Equity compensation plans not approved by security holders	-	-	-
Total	7,154,818	$4.04	3,019,928

(1)	Consists of the Harvard Apparatus, Inc. 1996 Stock Option and Grant Plan; the 2000 Plan; and the Harvard Bioscience, Inc. Employee Stock Purchase Plan (the “Stock Purchase Plan”).
(2)	Represents 2,797,268 shares available for future issuance under the 2000 Plan and 222,660 shares available for future issuance under the Stock Purchase Plan.

TRANSACTIONS WITH RELATED PERSONS

The Audit Committee charter sets forth the standards, policies and procedures that we follow for the review, approval or ratification of any related person transaction that we are required to report pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission. Under the Audit Committee charter, which is in writing, the Audit Committee must conduct an appropriate review of these related person transactions on an ongoing basis, and the approval of the Audit Committee is required for all such transactions. The Audit Committee relies on management to identify related person transactions and bring them to the attention of the Audit Committee. We do not have any formal policies and procedures regarding the identification by management of related person transactions.

During the 2013 fiscal year, we were not a participant in any related person transactions that required disclosure under this heading except, due to Mr. Green’s position as Chief Executive Officer of HART, our agreements with HART that were entered into in connection with the spin-off of such company. As Mr. Green is a Director of our company, and the Chief Executive Officer of HART, Mr. Green may be deemed to have an interest as a related party in such agreements. These commercial agreements with HART include: (i) a Separation and Distribution Agreement to effect the separation and spin-off distribution and provide other agreements to govern our relationship with HART after the spin-off; (ii) an Intellectual Property Matters Agreement, which governs various intellectual property  related arrangements between our company and HART, including the separation of intellectual property rights between us and HART, as well as certain related cross-licenses between the two companies; (iii) a Product Distribution Agreement, which provides that each company will become the exclusive distributor for the other party for products such other party develops for sale in the markets served by the other; (iv) a Tax Sharing Agreement, which governs the parties respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes for periods before, during and after the spin-off; and (v) a Transition Services Agreement, which provides for certain services to be performed on a transitional basis by us to facilitate HART’s transition into a separate public reporting company. As part of the Transition Services Agreement, and for one year following the spin-off date, we have agreed to provide certain support services to HART, including, among others, accounting, payroll, human resources and information technology services, with the charges for the transition services generally intended to allow us to fully recover the costs directly associated with providing the services, plus all out-of-pocket costs and expenses. In connection with the spin-off and in accordance with these agreements, we contributed capital of approximately $15.0 million to HART to fund its operations, and transferred to HART approximately $0.9 million in assets, made up primarily of property, plant and equipment. As these agreements evidence ongoing commercial arrangements which may involve varying amounts over time, we are unable to provide an approximate dollar value of the amount involved in the transaction.  Mr. Green does not receive any amounts from the transactions with HART relating to his role as a Director of our company, and it is our understanding that Mr. Green’s does not receive any direct amounts from such agreements and the transactions in relation to his role as Chief Executive Officer and Chairman of HART, and his interest is limited to benefits he may receive solely relating to his role as Chief Executive Officer, Chairman and a principal stockholder of HART.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, Directors and beneficial owners of more than 10% of our Common Stock are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to us.

Based solely on a review of the copies of the reports furnished to us, and written representations from certain reporting persons that no other reports were required, we believe that during the year ended December 31, 2013, the reporting persons complied on a timely basis with all Section 16(a) filing requirements applicable to them, except for (i) Mr. Lewis, our Chairman, who had two late filings reporting three stock option exercise transactions, (ii) Mr. Graziano, our former Chief Executive Officer and Chairman, who had one late filing reporting six option exercise transactions, (iii) each of Mr. Sun and Mr. Sibony, two of our current named executive officers, who each had one late filing of their initial Form 3 upon being deemed executive officers of our company, (iv) David Green, our current Director and former President and interim Chief Executive Officer, who had one late filing reporting three stock option exercise transactions and (v) Susan Luscinksi, our former Chief Operating Officer, who had one late filing reporting three stock option exercise transactions.

EXPENSES OF SOLICITATION

We will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain of our Directors, officers and employees (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram, personal interview, facsimile, e-mail or other means of electronic communication. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares of Common Stock held of record by them as of the Record Date, and such custodians will be reimbursed for their expenses.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Stockholder proposals intended to be presented at our 2015 annual meeting of stockholders must be received by us on or before December 12, 2014 in order to be considered for inclusion in our proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in our proxy statement and form of proxy and should be mailed to: Secretary, Harvard Bioscience, Inc., 84 October Hill Road, Holliston, Massachusetts 01746.

Our By-laws provide that any stockholder of record wishing to have a stockholder proposal that is not included in our proxy statement considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to our Secretary at our principal executive office not less than 90 days or not more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be delivered not earlier than 120 days prior to the date of such meeting and not later than the later of (i) 10 days following the date of public announcement of the date of such meeting or (ii) 90 days prior to the date of such meeting. Proxies solicited by the Board of Directors will confer discretionary voting authority on the proxy holders with respect to these proposals, subject to rules of the Securities and Exchange Commission governing the exercise of this authority.

SUBMISSION OF SECURITYHOLDER RECOMMENDATIONS FOR DIRECTOR CANDIDATES

All securityholder recommendations for Director candidates must be submitted in writing to our Chief Financial Officer at 84 October Hill Road, Holliston, Massachusetts 01746, who will forward all recommendations to the Governance Committee. All securityholder recommendations for Director candidates must be submitted to us not less than 120 calendar days prior to the anniversary of the date on which our proxy statement was released to securityholders in connection with the previous year’s annual meeting. All securityholder recommendations for Director candidates must include:

•	the name and address of record of the securityholder,

•
a representation that the securityholder is a record holder of our securities, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934,

•
the name, age, business and residential address, educational background, public company directorships, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed Director candidate,

•
a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board of Directors and set forth in the Governance Committee Charter,

•	a description of all arrangements or understandings between the securityholder and the proposed Director candidate,

•
the consent of the proposed Director candidate to be named in the proxy statement, to have all required information regarding such Director candidate included in the proxy statement, and to serve as a Director if elected, and

•	any other information regarding the proposed Director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders wishing to communicate with the Board of Directors may do so by sending a written communication to any Director at the following address: Harvard Bioscience, Inc., 84 October Hill Road, Holliston, Massachusetts 01746. The mailing envelope should contain a notation indicating that the enclosed letter is a “Stockholder-Board Communication”. All such letters should clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual Directors. Our Secretary or his designee will make a copy of any stockholder communication so received and promptly forward it to the Director or Directors to whom it is addressed.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for professional services provided by KPMG LLP, our independent registered public accounting firm, in each of the last two fiscal years, in each of the following categories is as set forth in the table below.

	2013	2012
Audit Fees (1)	$925,020	$860,190
Audit-Related Fees (2)	175,240	245,520
Tax Fees (3)	109,630	106,049
Total Fees	$1,209,890	$1,211,759

(1)	Audit Fees included fees associated with the annual audit of our consolidated financial statements and internal controls over financial reporting and the reviews of our quarterly reports on Form 10-Q.
(2)	Audit-Related Fees included services rendered in connection with filing of the HART Registration Statement on Form S-1 and Registration Statement on Form 10.
(3)	Tax Fees included domestic and international tax compliance, tax advice and tax planning.

All of the services performed in the year ended December 31, 2013 were pre-approved by the Audit Committee. It is the Audit Committee’s policy to pre-approve all audit and permitted non-audit services to be provided to us by the independent registered public accounting firm. The Audit Committee’s authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision. The Audit Committee has delegated this pre-approval authority to its Chairman (currently George Uveges) for non-audit services with aggregate fees of $30,000 or less. In addition, the Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the independent registered public accounting firm’s independence.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. KPMG LLP has served as our independent registered public accounting firm since 2000. The Audit Committee is responsible for the appointment, retention, termination, compensation and oversight of the work of our independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. Although ratification of the appointment of our independent registered public accounting firm is not required by our By-laws or otherwise, the Board is submitting the appointment of KPMG LLP to our stockholders for ratification because we value the views of our stockholders. In the event that our stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee will reconsider the appointment of KPMG LLP. Even if the appointment is ratified, the ratification is not binding and the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of KPMG LLP is expected to be present at the Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

PROPOSAL 3
ADVISORY VOTE ON THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS
(“SAY-ON-PAY VOTE”)

Background

The Securities and Exchange Commission adopted final rules on January 26, 2011 to implement Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Final Rules”) requiring public companies to provide shareholders with periodic advisory votes on executive compensation (“Say-on-Pay Proposal”).

In accordance with the Final Rules, an advisory vote on the frequency of stockholders votes on executive compensation was conducted in connection with our 2011 annual meeting of stockholders. The Board recommended, and our stockholders agreed, that the advisory vote on executive compensation be held on an annual basis. Upon review of the stockholder voting results concerning that proposal, our Board of Directors and Compensation Committee determined that we will hold an annual advisory vote on executive compensation. Accordingly, pursuant to Section 14A of the Securities Exchange Act of 1934, we are seeking an advisory vote from our shareholders to approve our named executive officer compensation, as set forth below. We and the Board of Directors welcome our shareholders’ views on this subject, and will carefully consider the outcome of this vote consistent with the best interests of all shareholders. As an advisory vote, however, the outcome is not binding on us or the Board of Directors.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain high performing and experienced executives; motivate and reward executives whose knowledge, skills and performance are critical to our success; align the interests of our executives and stockholders by motivating executives to increase stockholder value and rewarding executives when stockholder value increases; foster a shared commitment among executives by coordinating their goals; and motivate our executives to manage our business to meet our short and long-term objectives, and reward them for meeting these objectives. The elements of executive compensation include base salary, annual cash incentive bonuses, employment agreements, long-term equity incentive compensation and broad-based benefits programs. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the Fiscal 2013 compensation of our named executive officers. Specifically, we are seeking a vote on the following resolution:

RESOLVED, that the shareholders approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION ABOVE TO APPROVE EXECUTIVE COMPENSATION.

MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS

Owners of Common Stock in street name may receive a notice from their broker or bank stating that only one notice of internet availability of proxy materials, annual report or proxy statement will be delivered to multiple stockholders sharing an address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate notice of internet availability of proxy materials, annual report or proxy statement, we will promptly deliver a separate copy to any stockholder upon written or oral request to our investor relations department at Harvard Bioscience, Inc., 84 October Hill Road, Holliston, Massachusetts 01746-1371 or by telephone at 508-893-8066 or by e-mail at IR@harvardbioscience.com. In addition, any stockholder who receives multiple copies at the same address can request delivery of a single copy by notifying our investor relations department pursuant to the contact information provided above.

OTHER MATTERS

The Board of Directors does not know of any matters, other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE ONLINE, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND PROMPTLY RETURNING YOUR PROXY CARD OR VOTING INSTRUCTIONS CARD IN THE POSTAGE-PAID ENVELOPE (WHICH WILL BE PROVIDED TO THOSE STOCKHOLDERS WHO REQUEST PAPER COPIES OF THESE MATERIALS BY MAIL) BEFORE THE ANNUAL MEETING SO THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

THIS PROXY STATEMENT IS ACCOMPANIED BY THE COMPANY’S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2013. THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2013 AND ANY EXHIBITS THERETO TO ANY STOCKHOLDER, UPON WRITTEN REQUEST TO HARVARD BIOSCIENCE, INC., 84 OCTOBER HILL ROAD, HOLLISTON, MASSACHUSETTS 01746-1371.  A LIST OF STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING WILL BE AVAILABLE FOR INSPECTION BY STOCKHOLDERS DURING REGULAR BUSINESS HOURS AT OUR OFFICES AND THE OFFICES OF OUR TRANSFER AGENT DURING THE TEN DAYS PRIOR TO THE ANNUAL MEETING AS WELL AS AT THE ANNUAL MEETING.

HARVARD BIOSCIENCE, INC.
84 OCTOBER HILL ROAD
HOLLISTON, MA 01746-1371

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M71960-P48321

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HARVARD BIOSCIENCE, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) David Green
02) John F. Kennedy

The Board of Directors recommends you vote FOR proposals 2 and 3:

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

M71961-P48321

HARVARD BIOSCIENCE, INC.
Annual Meeting of Shareholders
May 22, 2014, at 11:00 AM EDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jeffrey Duchemin and Robert Gagnon, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Harvard Bioscience, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 AM, EDT on May 22, 2014, at the offices of Burns & Levinson LLP, 125 Summer Street, Boston, Massachusetts 02110, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side